EXHBITI 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-41284) and in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-88663) of Gentiva Health Services, Inc. of our report dated February 13, 2001 relating to the financial statements and financial statements schedule, which appears in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP

New York, New York
March 29, 2001